Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

30 January 2026

DAUCH CORPORATION

PUBLICATION OF PROSPECTUS

Dauch Corporation ("Dauch") has today published a prospectus (the "Prospectus") approved by the Financial Conduct Authority ("FCA"), in connection with the admission of shares of common stock in the capital of Dauch to the equity shares (international commercial companies secondary listing) category of the Official List of the FCA and to trading on the main market of the London Stock Exchange plc ("Admission"), as part of the recommended cash and share combination between Dauch and Dowlais Group plc (the "Combination").

Unless otherwise defined in this announcement, capitalised terms used in this announcement shall have the same meanings given to them in the Prospectus.

A copy of the Prospectus is available for inspection on Dauch’s website at www.aam.com/investors/UK-Listing-Prospectus. It will also be submitted to the National Storage Mechanism and will shortly be available for inspection at: https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Group FY25 Profit Estimate

As required by Rule 28.1(c)(i) of the Takeover Code, the Directors confirm that the Group FY25 Profit Estimate remains valid and has been properly compiled on the basis of the assumptions listed below, and that the basis of accounting used for the Group FY25 Profit Estimate is consistent with Dauch’s accounting policies. The Group FY25 Profit Estimate is based on the following assumptions:

•	North American light vehicle production of approximately 15.1 million units.

•	Dauch's production estimates of key programs that it supports.

•	Excludes costs and expenses associated with the announced combination with Dowlais. Reflects Dauch on a stand-alone pre-combination basis.

•	No changes to USMCA.

•	Mitigation of a majority of incremental tariff costs.

Quantified Financial Benefits Statement

As required by Rule 27.2(d) of the Takeover Code, the Directors confirm that there have been no material changes to the Quantified Financial Benefits Statement, which remains valid.

Enquiries

Dauch

David H. Lim, Head of Investor Relations	+1 (313) 758-2006

Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to Dauch)

Ian MacAllister / Michael Murphy	+1 (212) 270 6000

Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to Dauch)

Charlie Chichester / Rory King	+44 20 7251 3801

Allen Overy Shearman Sterling LLP is acting as legal adviser to Dauch.

Disclaimers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) is acting as financial adviser exclusively for Dauch and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than Dauch for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this announcement is not an offer of securities for sale into the U.S. The New Company Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and also will not be subject to the proxy solicitation rules under the U.S. Securities and Exchange Act of 1934, as amended (the "U.S. Exchange Act"). The Combination will be made solely through the Scheme Document, which, together with the accompanying Forms of Proxy and Mix and Match Elections in relation to the Mix and Match Facility, contain the full terms and conditions of the Combination.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

This announcement does not constitute a prospectus or a prospectus equivalent document.

This announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Combination is subject to the applicable requirements of English law, the Takeover Code, the Takeover Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the New Company Shares or the Combination or upon the adequacy, accuracy or completeness of this announcement or the Prospectus. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Accordingly, copies of this announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction.

Further details in relation to Dowlais Shareholders in overseas jurisdictions are contained in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006. The Combination, to be implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company incorporated in the UK and listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules.

The New Company Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. If, in the future, Dauch exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations, including if applicable, the filing of a registration statement with the SEC containing a prospectus with respect to the issuance of New Company Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to Dauch's contact for enquiries identified above.

The Prospectus contains certain unaudited financial information relating to Dowlais that has been prepared in accordance with the accounting standards applicable in the UK and thus may not be comparable to financial information of US companies whose financial statements are prepared in accordance with US generally accepted accounting principles. US generally accepted accounting principles differ in certain significant respects from accounting standards applicable in the UK.

Dauch is organized under and governed by the law of the State of Delaware and the United States. All of the Directors and officers of Dauch reside outside the United Kingdom. Substantially all or a significant portion of the assets of such persons and a significant portion of the assets of the Group are located outside the United Kingdom. As such, it may be difficult or impossible to effect service of process within the United Kingdom upon those persons or to recover on judgments of U.K. courts against Dauch or such directors and officers. Although Dauch will appoint an agent for service of process in the U.K. and will submit to the jurisdiction of the courts of the United Kingdom, it may not be possible for investors to effect service of process on Dauch or on such persons within the United Kingdom in any action.

If a judgment is obtained in a U.K. court against Dauch, an investor will need to enforce such judgment in jurisdictions in which Dauch has assets, which may not be such investor's jurisdiction of domicile. There is no certainty as to whether a final judgment from the courts of the United Kingdom will be enforceable in the United States.

The receipt of New Company Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein. Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Forward Looking Statements

This announcement includes forward-looking statements, which are based on current expectations and projections about future events. These statements may include, without limitation, any statements preceded by, followed by or including words such as "target", "believe", "expect", "aim", "intend", "may", "anticipate", "estimate", "plan", "project", "will", "can have", "likely", "should", "would", "could" and other words and terms of similar meaning or the negative thereof. Forward-looking statements may and often do differ materially from actual results. Any forward-looking statements reflect the Company's current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to the Company’s and/or the Combined Group’s business, results of operations, financial position, prospectus, growth, strategies and the industry in which it operates. Given these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on such forward-looking statements. Save as required by law or by the UK Listing Rules of the FCA, each of the Company, Dowlais and J.P Morgan and their respective affiliates expressly disclaims any obligation or undertaking to update, review or revise any forward looking statement contained in this announcement whether as a result of new information, future developments or otherwise. Forward-looking statements speak only as of the date they are made.

Publication on website

A copy of this announcement and the documents required to be published pursuant to Rule 26 of the Takeover Code and will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Dauch’s website at www.aam.com/investors promptly and in any event by no later than 12 noon (London time) on the business day (as defined in the Takeover Code) following the date of this announcement.

Neither the content of the websites referred to in this announcement nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this announcement.

General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

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